                                                                  March 10, 1999




Ariel Corporation
2540 Route 130
Cranbury, New Jersey 08512

Dear Sirs:

         Reference is made to the Registration Statement on Form S-8 ("Registration Statement") filed by Ariel Corporation ("Company") under the Securities Act of 1933, as amended ("Act"), with respect to an aggregate of 734,500 shares of common stock, par value $.001 per share ("Common Stock") to be offered by the Company under Atlas Stock Option Plan, Agnello Stock Option Plan, Perold Stock Option Plan, Schneider Stock Option Plan, Mzili Stock Option Plan, Guillemot Stock Option Plan, Reignier Stock Option Plan, Araujo Stock Option Plan, Bord Stock Option Plan, Allie Stock Option Plan, Hervault Stock Option Plan, Defay Stock Option Plan, Denis Stock Option Plan, Blondeaux Stock Option Plan, Amblard Stock Option Plan, Henry Stock Option Plan, Holmes Stock Option Plan, Carre Stock Option Plan, Hinks Stock Option Plan, Zumbiehl Stock Option Plan, And Markert Stock Option Plan (together referred to hereinafter as the "Plans").

         We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Ariel Corporation
March 10, 1999
Page Two


         Based upon the foregoing, it is our opinion that the Common Stock to be issued by the Company under each of the Plans, when sold in accordance with the terms of the Plans and instruments governing their issuance, will be legally issued, fully paid and non-assessable, although they may be subject to contractual restrictions established by the applicable Plan or instrument.

         In giving this opinion, we have assumed that all certificates for the Company's shares of Common Stock, prior to their issuance, will be duly executed on behalf of the Company by the Company's transfer and/or warrant agent and registered by the Company's registrar, if necessary, and will conform, except as to denominations, to specimens which we have examined.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof.

                                                              Sincerely,



/sl                                                           BERGER & PAUL, LLP